SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 22, 2017, Sanderson Farms, Inc. (the “Registrant”) entered into a First Amendment to its Credit Agreement (the “Amendment”) with BMO Harris Bank N.A., as agent; and BMO Harris Financing, Inc.; AgFirst Farm Credit Bank; Farm Credit Bank of Texas; Farm Credit Services of America, PCA; Regions Bank; Bank of the West; 1st Farm Credit Services, PCA; AgStar Financial Services, PCA; Farm Credit Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; Northwest Farm Credit Services, PCA; GreenStone Farm Credit Services, ACA/FLCA; U.S. Bank National Association; American AgCredit, PCA; Trustmark National Bank; Farm Credit West, PCA and BankPlus, as lenders.

The Amendment amends the Registrant’s Credit Agreement, dated April 28, 2017 (the “Credit Agreement”), to exclude certain capital projects in an aggregate of up to $135.0 million from the capital expenditure limitation in the Credit Agreement. The capital projects, which include the construction of a new feed mill, and other expansions, equipment and changes to the Laurel, Collins, McComb, Kinston, Moultrie, Brazos, Palestine, Hazlehurst and Waco processing complexes, are each subject to their own expenditure limitations. The Amendment also provides for an acknowledgment by the Registrant’s wholly-owned subsidiaries of their guaranty of the Registrant’s indebtedness, obligations and liabilities under the Credit Agreement, as amended by the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment.

Certain Relationships

From time to time, certain of the lenders under the Credit Agreement and Amendment and their related entities have engaged, and may in the future engage, in commercial, investment banking and financial services transactions with the Registrant in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank and its parent company, Trustmark Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated November 22, 2017, by and among Sanderson Farms, Inc., BMO Harris Bank N.A. as agent for the Banks defined therein, and the Banks party thereto.

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated November 22, 2017, by and among Sanderson Farms, Inc., BMO Harris Bank N.A. as agent for the Banks defined therein, and the Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: November 29, 2017	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer